SUSSER
Holdings Corporation

stripes® Susser Petroleum Company

Team Update Team Update Stock Option Exchange Program Stock Option Exchange Program May 26, 2010 Exhibit (a)(1)(L)

stripes® Susser Petroleum Company SUSSER Holdings Corporation

Important Information
Important Information
Neither Susser nor our Board of Directors makes any
recommendation as to whether you should tender, or refrain from tendering, your eligible options in the exchange offer, and we have not authorized any person to make any recommendation on our
behalf.  This is a voluntary program and you must make your own decision whether to tender your eligible options.  You should consult your personal outside advisor(s) if you have questions about your financial, legal or tax situation as it relates to this exchange offer.

Important Information
Important Information
(cont’d)
(cont’d)
The tender offer documents sent to you contain important information about the option exchange program, including documents we filed with the Securities and Exchange Commission, such as the Offer to
Exchange.  You should read this information and the documents we filed with the Securities and Exchange Commission before deciding whether to exchange your eligible options.  We are providing you with this presentation to explain the option exchange program and any hypothetical examples used in this presentation are for illustrative purposes only.

stripes® Susser Petroleum Company SUSSER Holdings Corporation

To review and discuss the stock option exchange program that was approved by shareholders at the annual Shareholder’s Meeting earlier this week.
To hear details of the opportunity to exchange your current stock options that are out-of-the-money for fewer, but lower-priced stock options and restricted shares.
To communicate the timeline and next steps to give you information to make an informed decision regarding this one-time election.
To learn about the breakeven price to help you decide whether to retain or exchange your eligible options.
Why Are We Here Today?
Why Are We Here Today?

stripes Susser Petroleum Company SUSSER Holdings Corporation

Current Backdrop –
Current Backdrop –
Compensation Issues
Compensation Issues
2009 was a difficult year – no bonuses and salaries above $75,000 were frozen. Sam L. Susser took a significant reduction in salary.
SUSS stock price is now below the strike price of many stock option grants, i.e. the options are “under water”.
The Board desires to incent and retain team members with
opportunities for ownership in the business – stock option grants have been used to help accomplish that goal.
We are launching a one-time option exchange offer for certain stock options that were issued in the past to re-price their strike prices closer to market price and to partially replace them with restricted stock.

Recognize our team as our competitive advantage.
Motivate and encourage top tier performance.
Support retention and leadership continuity.
Deliver a balance of options and restricted shares.
Accomplish the option exchange with nominal incremental
accounting expense to the business.
What Are the Objectives of the Exchange Program?
What Are the Objectives of the Exchange Program?

Responsibly manage the number of available shares under the
2006 Equity Incentive Plan to enable and maximize future grants.
Provide individual choice regarding participation in the voluntary option exchange.
Objectives of the Exchange Program
Objectives of the Exchange Program
(cont’d)
(cont’d)

≥

stripes® Susser Petroleum Company SUSSER Holdings Corporation

What Is the Exchange Program?
What Is the Exchange Program?
Eligible team members may choose to exchange certain
designated stock options for a new package of stock options and restricted stock.
Option grants included in the exchange program would be those that were issued in the past at a strike price $13.92.
Executive Vice Presidents who received stock option grants at or above $13.92 will be eligible to participate in the option exchange program, but will receive only stock options in exchange (no portion will be in restricted shares).

Susser’s CEO, Sam L. Susser, has voluntarily forfeited outstanding stock options and will not be eligible to participate in the option exchange program.
This change makes it clear that he does not personally derive a benefit from the exchange of his options.
Allows the Company to issue additional options and shares to others without incurring significant incremental accounting expense.
Members of our Board of Directors are not eligible to participate in the option exchange program.
What Is the Exchange Program?
What Is the Exchange Program?
(cont’d)
(cont’d)

stripes® Susser Petroleum Company SUSSER Holdings Corporation

For those who elect to participate in the exchange:
a.
The number of shares underlying the new stock options + the
number of new restricted shares received will be less than the number of shares underlying the stock options exchanged.
b.
The strike price of the new options will be lower than the
options exchanged (greater of $10 or the closing price of
SUSS common stock on the date the new options are granted
in late June).
c.
Subject to continued employment, regardless of the number of years of service, vesting of the new options and restricted
shares will occur:
One-half on 9/30/11
One-half on 9/30/12
What Is the Exchange Program?
What Is the Exchange Program?
(cont’d)
(cont’d)

≥

stripes® Susser Petroleum Company SUSSER Holdings Corporation

Now What Will Happen?
Now What Will Happen?
A tender offer for existing stock options with strike price $13.92 was launched on May 26, and is currently being made to eligible team members.
The Compensation Committee will determine the exchange ratios for each eligible option pursuant to tender offer materials filed with the Securities and Exchange Commission using Black-Scholes
methodology shortly before the closing of the exchange offer.
The fair value of surrendered options will be approximately equal to the fair value of the exchange consideration (new stock options +
restricted stock) received.
These options will be exchanged for a mix of options and restricted stock with approximately 50/50 value (but with a greater number of options than stock).

stripes® Susser Petroleum Company SUSSER Holdings Corporation

You will receive (or may have already received) a packet of
information at your home address with materials related to the tender offer :
Cover letter and timeline
Instructions for Election
Election Form
Instructions for Withdrawal of Election
Withdrawal Form
The methodology and formulas for the exchange ratios are set now; actual individual numbers will depend upon the price of SUSS stock on or about June 24, 2010.
You will receive your individual numbers after the Compensation
Committee sets the exchange ratios on June 24, 2010.
Now What Will Happen?
Now What Will Happen?
(cont’d)
(cont’d)

SUSSER HOLDINGS CORPORATION
OFFER TO EXCHANGE
CERTAIN OUTSTANDING STOCK OPTIONS FOR
NEW STOCK OPTIONS AND RESTRICTED STOCK
This exchange offer and the withdrawal rights will expire at
INSTRUCTIONS TO ELECTION FORM
…instructions provided here…
Grant Date
Expiration
Date Grant Price
Outstanding
Options
Exchange
Options
Yes
No
Yes
No
…acknowledgements continued here…
Below is a list of your current outstanding Eligible Options that may be surrendered for exchange in the exchange offer pursuant to the terms and conditions set forth in the Offer to Exchange document.
Please read this Election Form carefully.
I acknowledge that:
Now What Will Happen?
Now What Will Happen?
(cont’d)
(cont’d)
11:59 p.m., Central Time, on June 27, 2010 (the “Expiration Date”), unless extended.
1. I hereby tender to Susser Holdings Corporation for exchange my Eligible Options, which are specified above, and understand that, upon acceptance by Susser Holdings Corporation, this Election
         Form will constitute a binding agreement between Susser Holdings Corporation and me.
2. I understand that if I validly tender my Eligible Options for exchange, and such Eligible Options are accepted and cancelled, I will receive Exchange Stock, if applicable, and Exchange Options to acquire fewer shares of common stock than were underlying my Eligible Options at the time of the exchange.
3.      I understand that the Exchange Stock, if applicable, and Exchange Options will vest on the basis of my continued employment with Susser Holdings Corporation or one of its subsidiaries as follows:
50% at September 30, 2011
50% at September 30, 2012
4.      I  understand that the Exchange Options will have an exercise price equal to the greater of $10.00 or the closing price of our common stock as reported on the NASDAQ on June 25, 2010. I understand that the Exchange Options and Exchange Stock, if applicable, will be granted under the Susser Holdings Corporation 2006 Equity Incentive Plan.

stripes® Susser Petroleum Company SUSSER Holdings Corporation

You may make an election to accept the tender offer either prior to or after receiving actual exchange ratios, but the election must be received no later than 11:59 p.m. Sunday, June 27,
2010, in order to be valid.
You may withdraw your election to accept the tender offer any time prior to or after receiving actual exchange ratios, but  the withdrawal must be received no later than 11:59 p.m. Sunday,
June 27, 2010, in order to be valid.
Now What Will Happen?
Now What Will Happen?
(cont’d)
(cont’d)
Hand deliver or send election and withdrawal forms to Dee
Suarez via email at dsuarez@susser.com or fax to 361-693-
3719.

Now What Will Happen?
Now What Will Happen?
(cont’d)
(cont’d)
FORM OF COMMUNICATION REGARDING ACTUAL EXCHANGE RATIOS
Grant Date
# Eligible
Options
Grants
Current
Strike Price
Grant
Termination
Date
NewOption
Strike Price
#of New
Options
# of
Restricted
Stock
12/26/2005 $  13.92 12/26/2015
10/18/2006 $  16.50 10/17/2016
10/18/2006 $  16.50 12/20/2015
7/18/2007 $  16.36 7/17/2017
11/30/2007 $  23.58 11/29/2017
2/29/2008 $ 24.22 3/1/2018
Date: June 24, 2010
To:
From: Susser Holdings Corporation
Re:
Stock Option Exchange Offer – Actual Exchange Ratios
As previously communicated on May 26, 2010, the exchange offer and the withdrawal rights are scheduled to expire at 11:59 p.m., Central Time, on Sunday, June 27, 2010.
If you wish to participate and have not done so already, you must ensure that we receive your properly completed and signed Election Form prior to 11:59 p.m., Central Time, on Sunday, June 27, 2010. If you wish to withdraw your tendered Eligible Options, you must ensure that we receive your properly completed and signed Notice of Withdrawal prior to 11:59 p.m., Central Time, on Sunday, June 27, 2010.
We are sending this communication to you to notify you of the final exchange ratios. Below is a table that you can use to calculate the number of shares that would be subject to each Exchange Option and the number of shares of Exchange Stock, if applicable, that would be granted compared to the number of shares subject to your Eligible Options based on the final exchange ratios.
Utilizing the Black-Scholes value of the Exchange Options and the Eligible Options, determined based on a per
share stock price of $             , which was the closing price of our common stock on June 24, 2010, and an
assumed Exchange Option exercise price of $             , the final exchange ratios applicable to Eligible Options are as follows:
You should direct questions about the exchange offer or requests for assistance (including requests for additional copies of the exchange offer, the Election Form, the Notice of Withdrawal, or other documents relating to this exchange offer) to Dee Suarez by hand, by facsimile to (361) 693-3719, or by e-mail to DSuarez@susser.com.

stripes Susser Petroleum Company SUSSER Holdings Corporation

5/26/10 – Opening of tender offer period and filing of tender offer material with the Securities and Exchange Commission
5/26/10 – Mailing of tender offer documents to home addresses
5/28/10 to 6/7/10 – Conference calls/meetings for eligible team members
6/24/10 – Distribution of documents with final exchange ratios
(email, hand-delivery, or fax due to time sensitivity)
5/28/10 to 6/27/10 – Period for questions and submission of election and/or withdrawal forms
6/27/10
at 11:59 p.m.
– Close of tender offer period
Refer questions regarding timelines or documents to: Dee Suarez at
361-693-3610; x2237 or
dsuarez@susser.com.
What Is the Expected Timeline?
What Is the Expected Timeline?

Can You Give Me An Example of How the Exchange
Can You Give Me An Example of How the Exchange
Ratios Might Look?
Ratios Might Look?
Exact exchange ratios cannot be determined now, however,
assumed exchange ratio share prices are shown in the following examples.
These examples illustrate the amount(s) of exchange options and exchange stock that would be issued based on the Black Scholes valuation methodology.
The numbers shown represent a percentage of shares covered by the surrendered options, for each of the six exercise price tiers for the eligible options.

Example of Exchange Ratios
Example of Exchange Ratios
Example -Repricing (non-executive officers)
Exercise Price of
Surrendered Option
Exchange
Options
Exchange
Stock
Exchange
Options
Exchange
Stock
Exchange
Options
Exchange
Stock
$13.92 32.27% 11.55% 36.17% 14.47% 42.84% 20.33%
$16.36 31.02% 12.52% 35.06% 15.49% 37.26% 18.09%
$16.50 (Group A) (4) 28.76% 11.15% 31.97% 13.77% 37.36% 19.12%
$16.50 (Group B) (4) 27.40% 10.12% 31.82% 13.02% 40.43% 21.21%
$23.58 22.07% 9.03% 25.37% 11.35% 30.04% 15.95%
$24.22 22.38% 9.26% 25.52% 11.54% 30.16% 16.19%
(1)  The exchange ratios in these columns assume a $10.00 per share exchange option exercise price.
(2)  The exchange ratios in these columns assume an exchange option exercise price per share equal to the exchange ratio share price of $10.75.
(3)  The exchange ratios in thse columns assume an exchange option exercise price per share equal to the exchange ratio share price of $12.75.
(4)  In connection with our initial public offering, we made two separate grant of options at our offering price of $16.50.
Ratios if exchange ratio
share price is
$8.75 (1)
Ratios if exchange ratio
share price is
$10.75 (2)
Ratios if exchange ratio
share price is
$12.75 (3)

stripes Susser Petroleum Company SUSSER Holdings Corporation

If the market value of our common stock is $8.75 on the date the exchange ratios are calculated, a holder of an option for 1,000 shares would receive, on the date the exchange offer closes:
$24.22 original exercise price - An exchange option covering
224 shares of common stock (22.38% of shares covered by the
surrendered option) and 93 shares of exchange stock (9.26% of shares covered by the surrendered option).
$13.92 original exercise price - An exchange option covering
323 shares of common stock (32.27% of shares covered by the
surrendered option) and 116 shares of exchange stock (11.55%
of shares covered by the surrendered option).
Exchange Ratios Example
Exchange Ratios Example
(cont’d)
(cont’d)

stripes Susser Petroleum Company SUSSER Holdings Corporation

If the market value of our common stock is $10.75 on the date the exchange ratios are calculated, a holder of an option for 1,000 shares would receive, on the date the exchange offer closes:
$24.22 original exercise price - An exchange option covering
255 shares of common stock (25.52% of shares covered by the
surrendered option) and 115 shares of exchange stock (11.54%
of shares covered by the surrendered option).
$13.92 original exercise price - An exchange option covering
362 shares of common stock (36.17% of shares covered by the
surrendered option) and 145 shares of exchange stock (14.47%
of shares covered by the surrendered option).
Exchange Ratios Example
Exchange Ratios Example
(cont’d)
(cont’d)

*assumes full vesting

		VALUE REALIZED AT FUTURE EXERCISE DATE IF EXCHANGE IS NOT MADE	VALUE REALIZED AT FUTURE EXERCISE DATE IF EXCHANGE IS MADE ASSUMES EXCHANGE RATIO SHARE PRICE OF $8.75						

$10 SUSS Stock

Current Exercise Price	# of Options	Value of Current Options	New Exercise Price	New # of Options	Value of New Options	# of Restricted Shares	Value of Restricted Shares	Total Value
$ 13.92	4000	$ -	$ 10.00	1291	$ -	462	$ 4,620	$ 4,620
$ 16.36	4000	$ -	$ 10.00	1241	$ -	501	$ 5,008	$ 5,008
$ 16.50	4000	$ -	$ 10.00	1150	$ -	446	$ 4,460	$ 4,460
$ 16.50	4000	$ -	$ 10.00	1096	$ -	405	$ 4,048	$ 4,048
$ 23.58	4000	$ -	$ 10.00	883	$ -	361	$ 3,612	$ 3,612
$ 24.22	4000	$ -	$ 10.00	895	$ -	370	$ 3,704	$ 3,704

$20 SUSS Stock

Current Exercise Price	# of Options	Value of Current Options	New Exercise Price	New # of Options	Value of New Options	# of Restricted Shares	Value of Restricted Shares	Total Value
$ 13.92	4000	$ 24,320	$ 10.00	1291	$ 12,908	462	$ 9,240	$ 22,148
$ 16.36	4000	$ 14,560	$ 10.00	1241	$ 12,408	501	$ 10,016	$ 22,424
$ 16.50	4000	$ 14,000	$ 10.00	1150	$ 11,504	446	$ 8,920	$ 20,424
$ 16.50	4000	$ 14,000	$ 10.00	1096	$ 10,960	405	$ 8,096	$ 19,056
$ 23.58	4000	$ -	$ 10.00	883	$ 8,828	361	$ 7,224	$ 16,052
$ 24.22	4000	$ -	$ 10.00	895	$ 8,952	370	$ 7,408	$ 16,360

$30 SUSS Stock

Current Exercise Price	# of Options	Value of Current Options	New Exercise Price	New # of Options	Value of New Options	# of Restricted Shares	Value of Restricted Shares	Total Value
$ 13.92	4000	$ 64,320	$ 10.00	1291	$ 25,816	462	$ 13,860	$ 39,676
$ 16.36	4000	$ 54,560	$ 10.00	1241	$ 24,816	501	$ 15,024	$ 39,840
$ 16.50	4000	$ 54,000	$ 10.00	1150	$ 23,008	446	$ 13,380	$ 36,388
$ 16.50	4000	$ 54,000	$ 10.00	1096	$ 21,920	405	$ 12,144	$ 34,064
$ 23.58	4000	$ 25,680	$ 10.00	883	$ 17,656	361	$ 10,836	$ 28,492
$ 24.22	4000	$ 23,120	$ 10.00	895	$ 17,904	370	$ 11,112	$ 29,016

stripes Susser Petroleum Company SUSSER Holdings Corporation

What is the Possible Impact of My Decision?
What is the Possible Impact of My Decision?
(for Illustration –
(for Illustration –
rounding will impact actual numbers)
rounding will impact actual numbers)

*assumes full vesting

		VALUE REALIZED AT FUTURE EXERCISE DATE IF EXCHANGE IS NOT MADE	VALUE REALIZED AT FUTURE EXERCISE DATE IF EXCHANGE IS MADE ASSUMES EXCHANGE RATIO SHARE PRICE OF $10.75					

$10 SUSS Stock

Current Exercise Price	# of Options	Value of Current Options	New Exercise Price	New # of Options	Value of New Options	# of Restricted Shares	Value of Restricted Shares	Total Value
$ 13.92	4000	$ -	$ 10.75	1447	$ -	579	$ 5,788	$ 5,788
$ 16.36	4000	$ -	$ 10.75	1402	$ -	620	$ 6,196	$ 6,196
$ 16.50	4000	$ -	$ 10.75	1279	$ -	551	$ 5,508	$ 5,508
$ 16.50	4000	$ -	$ 10.75	1273	$ -	521	$ 5,208	$ 5,208
$ 23.58	4000	$ -	$ 10.75	1015	$ -	454	$ 4,540	$ 4,540
$ 24.22	4000	$ -	$ 10.75	1021	$ -	462	$ 4,616	$ 4,616

$20 SUSS Stock

Current Exercise Price	# of Options	Value of Current Options	New Exercise Price	New # of Options	Value of New Options	# of Restricted Shares	Value of Restricted Shares	Total Value
$ 13.92	4000	$ 24,320	$ 10.75	1447	$ 13,383	579	$ 11,576	$ 24,959
$ 16.36	4000	$ 14,560	$ 10.75	1402	$ 12,972	620	$ 12,392	$ 25,364
$ 16.50	4000	$ 14,000	$ 10.75	1279	$ 11,829	551	$ 11,016	$ 22,845
$ 16.50	4000	$ 14,000	$ 10.75	1273	$ 11,773	521	$ 10,416	$ 22,189
$ 23.58	4000	$ -	$ 10.75	1015	$ 9,387	454	$ 9,080	$ 18,467
$ 24.22	4000	$ -	$ 10.75	1021	$ 9,442	462	$ 9,232	$ 18,674

$30 SUSS Stock

Current Exercise Price	# of Options	Value of Current Options	New Exercise Price	New # of Options	Value of New Options	# of Restricted Shares	Value of Restricted Shares	Total Value
$ 13.92	4000	$ 64,320	$ 10.75	1447	$ 27,851	579	$ 17,364	$ 45,215
$ 16.36	4000	$ 54,560	$ 10.75	1402	$ 26,996	620	$ 18,588	$ 45,584
$ 16.50	4000	$ 54,000	$ 10.75	1279	$ 24,617	551	$ 16,524	$ 41,141
$ 16.50	4000	$ 54,000	$ 10.75	1273	$ 24,501	521	$ 15,624	$ 40,125
$ 23.58	4000	$ 25,680	$ 10.75	1015	$ 19,535	454	$ 13,620	$ 33,155
$ 24.22	4000	$ 23,120	$ 10.75	1021	$ 19,650	462	$ 13,848	$ 33,498

stripes Susser Petroleum Company SUSSER Holdings Corporation

What is the Possible Impact of My Decision?
What is the Possible Impact of My Decision?
(for Illustration –
(for Illustration –
rounding will impact actual numbers)
rounding will impact actual numbers)

stripes® Susser Petroleum Company SUSSER Holdings Corporation

Where is the Breakeven Price?
Where is the Breakeven Price?
Breakeven Stock Price – The eventual stock price at exercise at which an eligible employee would receive an equal value whether or not the employee participates in the exchange offer.
Below this stock price, employees would receive greater value by participating in the exchange offer.
Above this stock price, employees would receive greater value if they retain their eligible options.

stripes® Susser Petroleum Company SUSSER Holdings Corporation

Assumptions
Employee meets all vesting requirements.
The breakeven price is reached before the option expires.
Does not consider present value or discount factors.
Does not consider an eligible employee’s individual income tax situation.
Exchanged value consists of ½ options and ½ restricted stock.
Where is the Breakeven Price?
Where is the Breakeven Price?
(cont’d)
(cont’d)

Where is the Breakeven Price?
Where is the Breakeven Price?
Example
Example
-
-
$10.00
$10.00
Strike
Strike
Price
Price
The following illustrates the price at which SUSS stock would produce the same value to a participant upon exercise at each current exercise price level if the strike price of the new Stock
Options was at $10.00 per share.   In this example, the SUSS
stock price must reach $19.03 before it is advantageous to
retain any of the current options.
Current Exercise Price
Breakeven SUSS
Stock Price
$13.92 $19.03
$16.36 $23.48
$16.50 (Group A) $22.67
$16.50 (Group B) $22.02
$23.58 $31.02
$24.22 $32.16

Where is the Breakeven Price?
Where is the Breakeven Price?
Example -
Example -
$10.75 Strike Price
$10.75 Strike Price
The following illustrates the price at which SUSS stock would produce the same value to a participant upon exercise at each current exercise price level if the strike price of the new Stock
Options was at $10.75 per share.   In this example, the SUSS
stock price must reach $20.87 before it is advantageous to
retain any of the current options.
Current Exercise Price
Breakeven SUSS
Stock Price
$13.92 $20.87
$16.36 $25.99
$16.50 (Group A) $24.52
$16.50 (Group B) $24.14
$23.58 $33.25
$24.22 $34.43

stripes Susser Petroleum Company SUSSER Holdings Corporation

Read your option exchange materials carefully.
Contact Mary Sullivan, Chip Bonner, Cathy Hauslein or Chris Dial with questions regarding this offer or Dee Suarez with questions regarding the forms or timeline.
Consult with your financial, tax and legal advisor to answer questions regarding the election decision that is right for you.
Watch for the June 24
th
communications with your individual exchange
ratios.
If you decide to accept the tender offer, complete the election form and return it to Dee Suarez
no later than 11:59 p.m. on June 27,
2010.
Election forms must be signed and may be:
Scanned and emailed to dsuarez@susser.com
Faxed to 361-693-3719
Hand delivered
What Do I Need To Do Now?
What Do I Need To Do Now?